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                                                                     EXHIBIT 3.3
                                     BYLAWS
                                       OF
                           HOMEPLACE OF AMERICA, INC.


                                    ARTICLE I

                                BUSINESS OFFICES

         The Corporation shall have such offices either within or outside the State of Delaware and within or outside the United States, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                    REGISTERED OFFICES AND REGISTERED AGENTS

         SECTION 2.1. DELAWARE. The address of the initial registered office in the State of Delaware and the name of the initial registered agent of the Corporation at such address are set forth in the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"). The Corporation may, from time to time, designate a different address as its registered office or a different person as its registered agent, or both; provided, however, that such designation shall become effective upon the filing of a statement of such change with the Secretary of State of the State of Delaware as is required by law.

         SECTION 2.2. OTHER STATES. In the event the Corporation desires to qualify to do business in one or more states other than Delaware, the Corporation shall designate the location of the registered office in each such state and designate the registered agent for service of process at such address in the manner provided by the law of the state in which the Corporation elects to be qualified.

                                   ARTICLE III

                            MEETINGS OF STOCKHOLDERS

         SECTION 3.1. PLACE OF MEETINGS. Meetings of the stockholders shall be held at the principal office of the Corporation or any other place in the United States (either within or outside the State of Delaware) designated in the notice of the meeting.

         SECTION 3.2. ANNUAL MEETING. A meeting of the stockholders shall be held annually at such time as the Board of Directors may determine (which shall be, in the case of the first annual meeting, not more than thirteen (13) months after the organization of the Corporation and, in the case of all

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other meetings, not more than thirteen (13) months after the date of the last annual meeting), at which annual meeting the stockholders shall elect Directors as provided in Section 4.5 and transact other proper business.

         SECTION 3.3. SPECIAL MEETINGS. Special meetings of the stockholders shall be held when directed by the Chairman, Chief Executive Officer or the Board of Directors, or when requested in writing by the holders of not less than twenty percent (20%) of all the shares entitled to vote at the meeting. The call for the meeting shall be issued by the Secretary, unless the Chairman, Chief Executive Officer, Board of Directors or stockholders requesting the meeting shall designate another person to do so.

         SECTION 3.4. NOTICE. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than twenty (20) nor more than sixty (60) days before the date of the meeting, either personally or by first class mail, by or at the direction of the Chairman, President, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         SECTION 3.5. NOTICE OF ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, the Corporation shall not be required to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 3.4 above, to each stockholder of record on the new record date entitled to vote at such meeting.

         SECTION 3.6. WAIVER OF NOTICE. Whenever notice is required to be given to any stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be the equivalent to the giving of such notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders need be specified in the written waiver of notice.

         SECTION 3.7. FIXING RECORD DATE.

         (a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding

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the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         (b) For purposes of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Laws of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         (c) For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         SECTION 3.8. RECORD OF STOCKHOLDERS HAVING VOTING RIGHTS. The officer or agent having charge of the stock ledger book of the Corporation shall prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class and series, if any, of shares held by each stockholder. For a period of ten (10) days prior to such meeting, the list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where such meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where such meeting is to be held. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder at any time during the meeting. Upon the willful neglect or refusal of the

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directors to produce such a list at any meeting for the election of directors, such directors shall be ineligible for election to any office at such meeting.

         SECTION 3.9. STOCKHOLDER QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, a majority of the shares entitled to vote, in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series, in person or represented by proxy, shall constitute a quorum for the transaction of such item of business by that class or series. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by class is required by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation or by these Bylaws. Except as otherwise required by the Certificate of Incorporation, the directors shall be elected by a plurality of the votes of the shares of each class or series present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by class or series is required, the affirmative vote of a plurality of shares of such class or series represented at the meeting shall be the act of such class unless the vote of a greater number is required by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws.

         After a quorum has been established at a stockholders' meeting, the subsequent withdrawal of stockholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum shall not affect the validity of any action taken at the meeting or any adjournment thereof.

         SECTION 3.10. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except as may otherwise be provided in the General Corporation Law of the State of Delaware or the Certificate of Incorporation.

         A stockholder may vote either in person or by proxy executed in writing by the stockholder or his or her duly authorized attorney-in-fact.

         SECTION 3.11. PROXIES. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting, or a stockholder's duly authorized attorney-in-fact, may authorize another person or persons to act for him/her by proxy.

         Every proxy must be signed by the stockholder or his or her attorney-in-fact. No proxy shall be valid after three (3) years from its date, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

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         If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting will have the following effect:

         (1) If only one votes, his or her act binds all;

         (2) If more than one vote, the act of the majority so voting binds all;

         (3) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court.

         SECTION 3.12. ACTION BY STOCKHOLDERS WITHOUT A MEETING. Any action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation, may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that no written consent shall be effective unless such consent (i) bears the date of signature by each stockholder signing such consent and (ii) is delivered to the Corporation within sixty (60) days of the date on which the earliest consent was delivered to the corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE IV

                                    DIRECTORS

         SECTION 4.1. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws specifically reserved to the stockholders.

         SECTION 4.2. QUALIFICATION. Directors need not be residents of Delaware or of the United States nor stockholders of the corporation. No more than 7 of the members of the Board of Directors may be officers or employees of the Corporation or affiliates (as defined in the

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Securities Exchange Act of 1934) of the Corporation or the Government of Kuwait,
other than by virtue of the fact that such directors are directors or stockholders of the Corporation.

         SECTION 4.3. COMPENSATION. The Board of Directors shall have authority to fix the compensation of directors unless otherwise provided in the Certificate of Incorporation.

         SECTION 4.4. NUMBER. The Corporation shall have thirteen (13) directors.

         SECTION 4.5. ELECTION AND TERM. The Board shall initially be divided into two classes, with 6 directors designated as Class I directors and 7 directors designated as Class II directors. One of the Class II directors shall be the Chief Executive Officer of the Corporation, and the Class II directors shall be entitled to elect and appoint the Chief Executive Officer of the Corporation. The Class I directors shall initially be elected to serve until the 2001 annual meeting of stockholders and the Class II directors shall initially be elected to serve until the 2000 annual meeting of stockholders. From and after the 2001 annual meeting of stockholders, the Board shall cease to be divided into classes, and the stockholders shall elect directors at the annual meeting of stockholders to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he or she is elected and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal or death.

         SECTION 4.6. RESIGNATION AND REMOVAL OF DIRECTORS. A director may resign at any time upon written notice to the Corporation. Until the 2001 annual meeting of stockholders, any Class I director may be removed, with or without cause, only by the other Class I directors, and any Class II director may be removed, with or without cause, only by the other Class II directors.

         SECTION 4.7. VACANCIES. Any vacancy of a Class I director shall be filled by the remaining Class I directors, and such vacancy shall be filled only by a person that is not an officer or employee of the Corporation or an affiliate (as defined in the Securities Exchange Act of 1934) of the Corporation or the Government of Kuwait, and any vacancy of a Class II director shall be filled by the remaining Class II directors. Following the 2001 annual meeting of stockholders, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, removal, resignation or death, may only be filled by the affirmative vote of a majority of the remaining directors then in office though less than a quorum of the Board of Directors, or by a sole remaining director, as the case may be, and the director(s) so chosen shall hold office until the next election of directors by the stockholders and until (their) successors are duly elected and qualified, or until (their) earlier resignation or removal.

         SECTION 4.8. QUORUM AND VOTING. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. Except as otherwise provided in these Bylaws or in the Certificate of Incorporation, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

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         The following actions may be taken by the Board of Directors when a quorum is present at any meeting of the Board of Directors only by the affirmative vote of not less than nine directors present at the meeting:

         (a) Amendment of the Certificate of Incorporation or these Bylaws;

         (b) Issuance of any class or series of the Corporation's preferred stock;

         (c) Issuance of additional shares (other than issuances (i) relating to the warrants, if any, granted pursuant to the plan of reorganization of HomePlace Holdings, Inc., the predecessor of the Corporation, (ii) to officers, employees or outside directors of, or consultants to the Corporation pursuant to the Stock Option Plan of the Corporation that was amended and restated by Waccamaw Corporation, the predecessor of the Corporation, prior to June 14, 1999, or (iii) pursuant to any agreement, plan or arrangement approved by the Board of Directors pursuant to Section 4.8(e) of these Bylaws);

         (d) Any recapitalization, stock split, stock dividend, or other reclassification of shares of Common Stock;

         (e) Adoption of or amendments to plans relating to the issuance of equity securities to officers, employees or outside directors of, or consultants to the Corporation;

         (f) Approval of any merger of the Corporation (other than a merger involving only the Corporation and the subsidiaries of the Corporation existing on the date of adoption of these bylaws) or sale of substantially all the assets of the corporation;

         (g) Approval of the acquisition or disposition of a business if the gross revenues of the business acquired or disposed, as the case may be, for the most recently ended fiscal year of the business exceed twenty-five percent (25%) of the gross revenues of the Corporation for the most recently ended fiscal year of the Corporation;

         (h) Approval of the Corporation entering into any loan documents evidencing any indebtedness of the Corporation for borrowed money in excess of $25,000,000;

         (i) Approval of the Corporation entering in a material way into a new line of business that is not reasonably related or incident to the business conducted by the Corporation;

         (j) Approval of any material transaction between the Corporation and any shareholder of the Corporation that owns at least ten percent (10%) of the outstanding shares of any class of the capital stock of the Corporation or any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such a shareholder of the Corporation;

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         (k) Redemptions of or dividends declared on any shares, except for (I)
any cash redemption in connection with the termination of employment of an employee of the corporation, provided, however, that such redemption does not exceed 2% of the aggregate value of the Corporation or is pursuant to the terms of either a written employment contract or a written policy of the corporation, and (II) the pro rata cash redemption of or declaration of cash dividends on shares;

         (l) Any amendment adopted prior to January 1, 2000 to any benefit plan sponsored, maintained or contributed to by the Corporation;

         (m) Any decision not to register the Common Stock pursuant to Section 12(g) of the Securities Exchange Act on or prior to May 31, 2000; and

         (n) Any amendment adopted prior to February 2, 2000 to the Corporation's severance plan.

         SECTION 4.9. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate an Executive Committee from among its members and such other committees as determined by the Board of Directors from time to time; provided that, until the 2001 annual meeting of the stockholders, any such committee shall include at least one Class I director and at least one Class II director. The Executive Committee, if designated, shall make a report to the Board of Directors of its activities at each regular meeting of the Board of Directors. Each committee, to the extent provided in such authorizing resolution, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, as limited by the laws of the State of Delaware; provided, however, that any committee shall not have the authority to take any of the actions described in Section 4.8 (a) - (n) of these Bylaws without such authority being specifically granted to the committee in a resolution of the Board of Directors approved in the same manner as the actions described in Section 4.8 (a) - (n) of these Bylaws.

         The Board of Directors, by resolution adopted in accordance with this section, may designate alternate members of any such committee, who may act in the place and stead of any absent or disqualified member or members at any meeting of such committee; provided that, until the 2001 annual meeting of the stockholders, any alternate to a Class I director shall also be a Class I director and any alternate to a Class II director shall also be a Class II director. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         SECTION 4.10. PLACE OF MEETINGS. Regular and special meetings of the Board of Directors shall be held in the United States (either within or outside the State of Delaware).

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         SECTION 4.11. TIME, NOTICE AND CALL OF MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of stockholders each year and at such times thereafter as the Board of Directors may fix. No notice of regular directors' meetings shall be required.

         Special meetings of the Board of Directors shall be held at such times as called by the Chairman of the Board, the Chief Executive Officer of the Corporation, or any two (2) directors. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, telegram, or facsimile at least five (5) Business Days before the meeting, or by notice mailed to each director by a nationally-recognized overnight delivery service at least ten (10) Business Days before the meeting. For purposes of these Bylaws, the term "Business Day" means a day other than Saturday or Sunday or any day on which banks located in the State of South Carolina are closed.

         Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice, either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or conveyed, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         Members of the Board of Directors may participate in a meeting of such Board or of any committee designated by such Board by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participating by such means shall constitute presence in person at a meeting and shall be permitted regardless of whether the person is participating from inside or outside the United States.

         SECTION 4.12. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board or committee, as the case may be, consent thereto in writing, and such writing is filed with the minutes of the proceedings of the Board or committee.
Such consent shall have the same effect as a unanimous vote.


                                    ARTICLE V

                                    OFFICERS

         SECTION 5.1. OFFICERS. The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. A President, a Vice Chairman, one or more Vice Presidents, and such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time.

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         SECTION 5.2. DUTIES. The officers of the Corporation shall have the following duties:

         A. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders and shall have such other duties and authority as may be conferred by the Board of Directors.

         B. VICE CHAIRMAN. The Vice Chairman, if one is elected, shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. The Vice Chairman shall also perform whatever duties and have whatever powers the Board of Directors may from time to time assign him/her.

         C. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general and active management of the business and affairs of the corporation, subject to the direction of the Board of Directors. If the Chairman of the Board and the Vice Chairman of the Board (if elected) are absent or become disabled, the Chief Executive Officer shall preside at all meetings of the Board of Directors and stockholders.

         D. PRESIDENT. The President, if one is elected and is not the chief executive officer, shall be the chief operating officer of the Corporation and shall perform whatever duties and have whatever powers the Board of Directors, the Chairman of the Board or the Chief Executive Officer may from time to time assign him or her. In the absence of the Chairman of the Board, a Vice Chairman of the Board and a Chief Executive Officer, the President shall preside at all meetings of the Board of Directors and stockholders.

         E. VICE PRESIDENT. The Vice President, if one is elected, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. He or she also shall perform whatever duties and have whatever powers the Board of Directors, the Chairman of the Board or the Chief Executive Officer may from time to time assign him or her. If more than one Vice President is elected, one thereof may be designated as Executive Vice President, and in which case the Executive Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and each other Vice President shall only perform whatever duties and have whatever powers the Board of Directors, the Chairman of the Board or the Chief Executive Officer may from time to time assign him or her.

         F. SECRETARY AND ASSISTANT SECRETARY. The Secretary shall keep accurate records of the acts and proceedings of all meetings of the stockholders and directors. The Secretary shall give all notices required by law and by these Bylaws. In addition, the Secretary shall have general charge of the corporate books and records and of the corporate seal, and he or she shall affix, or attest the affixing of, the corporate seal to any lawfully executed instrument requiring it. The Secretary shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation or at the office of the stock transfer agent of the Corporation, a record of the stockholders showing the name and address of each stockholder, and the number and class of the shares held by each. The Secretary shall sign

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such instruments as may require his or her signature and, in general, shall perform all duties as may be assigned to him or her from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The Assistant Secretary, if one is appointed, shall render assistance to the Secretary in all the responsibilities described above.

         G. CHIEF FINANCIAL OFFICER. The Chief Financial Officer, if one is elected, shall, under the direction of the Chief Executive Officer, be responsible for all financial and accounting matters. The Chief Financial Officer shall have such other powers and perform such other duties as shall, from time to time, be prescribed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

         H. TREASURER AND ASSISTANT TREASURER. The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of stockholders, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The Assistant Treasurer, if one is appointed, shall render assistance to the Treasurer in all of the responsibilities described above.

         SECTION 5.3 ELECTION AND TERM. The officers of the Corporation shall be appointed by the Board of Directors or appointed by an officer empowered by the Board to make such appointment. Such appointment by the Board of Directors may be made at any regular or special meeting of the Board. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation, removal or death.

         SECTION 5.4. REMOVAL OF OFFICERS. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board at any time with or without cause.

         SECTION 5.5. VACANCIES. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

         SECTION 5.6. COMPENSATION. The compensation of all officers of the Corporation shall be fixed by the Board of Directors and may be changed from time to time by a majority vote of the Board of Directors. The fact that an officer is also a director shall not preclude such person from receiving compensation as either a director or officer, nor shall it affect the validity of any resolution by the Board of Directors fixing such compensation. The Chief Executive Officer shall have authority to fix the salaries of all employees of the Corporation, other than officers elected or appointed by the Board of Directors.

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                                   ARTICLE VI

                               STOCK CERTIFICATES

         SECTION 6.1. AUTHORIZED ISSUANCE. The Corporation may issue the shares of stock authorized by its Certificate of Incorporation and none other. Shares may be issued only pursuant to a resolution adopted by the Board of Directors and in accordance with the provisions of Section 4.8 of these Bylaws.

         SECTION 6.2. ISSUANCE. Every holder of shares in the Corporation shall be entitled to have a certificate representing all shares to which such stockholder is entitled. No certificate shall be issued for any share until such share is fully paid.

         SECTION 6.3. SIGNATURES. Certificates representing shares in the Corporation shall be signed by or in the name of the Corporation by (i) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and (ii) the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

         SECTION 6.4. FORM. Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of Delaware; the name of the person or persons to whom it is issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value. Each certificate shall otherwise comply, in all respects, with the requirements of law.

         SECTION 6.5. TRANSFER OF STOCK. The Corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his or her duly authorized attorney; provided, however, that the Corporation or its transfer agent may require the signature of such person to be guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange.

         SECTION 6.6. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond, if required by the Corporation, in such form as the Corporation may direct, to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or wrongful taking of a certificate or the issuance of

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such new certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

                                   ARTICLE VII

                                BOOKS AND RECORDS

         SECTION 7.1. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees of directors.

         The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders, and the number, class and series, if any, of the shares held by each.

         Any books, records and minutes may be in written form or in any other form capable of being converted into clearly legible written form within a reasonable time.

         SECTION 7.2. STOCKHOLDERS' INSPECTION RIGHTS. Any person who is a holder of record of shares or of voting trust certificates therefor, upon written demand under oath stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any time during the Corporation's usual hours for business, for any proper purpose as determined under the General Corporation Law of the State of Delaware, the Corporation's stock ledger, a list of stockholders and its other books and records and to make copies or extracts therefrom.

                                  ARTICLE VIII

                                    DIVIDENDS

         Subject to Section 4.8 of these Bylaws and the provisions of the Certificate of Incorporation, the Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends as permitted by law on its shares in cash, property or its own shares; provided, however, that dividends may only be paid (i) out of the Corporation's surplus or (ii) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

                                   ARTICLE IX

                                 CORPORATE SEAL

         The Board of Directors shall provide a corporate seal which shall have the name of the Corporation inscribed thereon, and may be a facsimile, engraved, printed, or an impression seal.

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                                    ARTICLE X

                                    AMENDMENT

         Subject to Section 4.08, these Bylaws may be altered, amended or repealed by the Board of Directors or by the holders of at least 60% of the shares of Common Stock, and new Bylaws may be adopted by the Board of Directors or by the holders of at least 60% of the shares of Common Stock.

                                   ARTICLE XI

                        LIMITS ON LIABILITY OF DIRECTORS

         To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.

                                   ARTICLE XII

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         SECTION 12.1. RIGHT TO INDEMNIFICATION.

         (a) Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement to the fullest extent now or hereafter permitted by applicable law as long as such person acted in good faith and in a manner that such person reasonably believed to be in or not be opposed to the best interests of the Corporation; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors.

         (b) The Corporation may, but shall not be obligated to, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other

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enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement to the fullest extent now or hereafter permitted by applicable law.

         SECTION 12.2. ADVANCE PAYMENT OF EXPENSES. Expenses (including reasonable attorneys' fees) incurred by any person who is or was an officer or director of the corporation, or who is or was serving at the request of the Corporation as an officer or director or another corporation, partnership, joint venture, trust or other enterprise, in defending any civil, criminal, administrative or investigative action, suit or proceeding, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled under applicable law to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         SECTION 12.3. EMPLOYEES OR AGENTS. Persons who are not covered by
Section 12.1 and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

         SECTION 12.4. CONTRACT RIGHTS. The provisions of this Article shall be a contract between the Corporation and each director or officer to which this Article applies. No repeal or modification of these Bylaws shall invalidate or detract from any right or obligations with respect to any state of facts existing prior to the time of such repeal or modification.

         SECTION 12.5. RIGHTS NON-EXCLUSIVE. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         SECTION 12.6. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article or of applicable law.

         SECTION 12.7. DEFINITIONS. For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent Corporation

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as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued, and references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

         SECTION 12.8. CONTINUED COVERAGE. The indemnification and advancement of expenses provided by, or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

         SECTION 12.9. CERTAIN LIMITATIONS. Notwithstanding any provision of this Article XII to the contrary, no person who was a director or officer of HomePlace Holding, Inc. or HomePlace of America, Inc., or any of their respective subsidiaries, prior to the effective time of the merger of Waccamaw Corporation with and into HomePlace of America, Inc. shall be entitled to indemnification or advancement of expenses for events or occurrences that occurred prior to such effective time solely by operation of this Article XII.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

         SECTION 13.1. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         SECTION 13.2. FISCAL YEAR. The fiscal year of the Corporation shall end on the Saturday nearest the last day of February of each year.

         SECTION 13.3. LOANS. Subject to Section 4.8 of these Bylaws, no loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 13.4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors shall direct.

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         SECTION 13.5. CONTRACTS. Subject to Section 4.8 of these Bylaws, the
Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

         SECTION 13.6. RELATIONSHIP TO CERTIFICATE OF INCORPORATION. In the event of any inconsistency between these Bylaws and the Certificate of Incorporation of the Corporation (as the same may be amended from time to time) the provisions of the Certificate of Incorporation shall prevail.

         SECTION 13.7. COUNTERPART EXECUTION; FACSIMILE EXECUTION. Any document requiring the signature of the directors and/or stockholders may be executed in any number of counterparts with the same effect as if all of the required signatories had signed the same document. Such executions may be transmitted to the Corporation and/or the other directors and/or stockholders by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.


                     * * * * * * * * * * * * * * * * * * * *


THESE BYLAWS WERE APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS OF THE CORPORATION ON THE 17TH DAY OF MAY, 1999, AND REMAINED THE BYLAWS OF THE CORPORATION AS THE SURVIVOR OF A MERGER WITH WACCAMAW CORPORATION ON THE 15TH DAY OF JUNE, 1999.

Certified this 16th day of June, 1999.

                                             /s/ Fred C. Thompson, Jr.
                                             -----------------------------------
                                             Fred C. Thompson, Jr., Secretary



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